EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES FIRST QUARTER FISCAL 2007 RESULTS

SAINT LOUIS, MO. (August 24, 2006)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today reported financial results for the first quarter ended July 30, 2006. The Company reported a 13.0% increase in net revenues from continuing operations to $274.0 million for the first quarter compared to net revenues from continuing operations of $242.5 million for the same quarter in fiscal 2006. Net income for the first quarter of fiscal 2007 increased 132% to $9.2 million or $0.29 per diluted common share, compared to $4.0 million or $0.13 per diluted common share for the first quarter of fiscal 2006. Adjusted EBITDA1 from continuing operations for the first quarter of fiscal 2007 increased 24.5% to $56.9 million compared to Adjusted EBITDA1 from continuing operations of $45.8 million for the same quarter in fiscal 2006.

For the first quarter of fiscal 2007 and fiscal 2006 the Isle-Bossier City, Isle-Vicksburg and Colorado Grande-Cripple Creek are reflected as discontinued operations. Accordingly, the operating results for these properties are not included in the net revenue and Adjusted EBITDA1 results discussed above.

"I am pleased that we have begun fiscal 2007 with a solid performance showing increases in both net revenues and Adjusted EBITDA1 ahead of prior year. In addition, the completion of the sale of our Vicksburg and Bossier City properties enhances our financial flexibility and allows us to focus on development projects as we move forward," Bernard Goldstein, chairman and chief executive officer, said.

Highlights and Updates

•
On August 18, 2006, the Harrison County Planning Commission approved the Company’s master plan for the previously announced 50-acre development at west Harrison County, Mississippi. The Company continues to place the Pine Hills project on a fast track and will announce more specifics about the project as the details become finalized.

•
On July 31, 2006, the Company finalized the sale of its Vicksburg, Mississippi and Bossier City, Louisiana properties to Legends Gaming, LLC. The Company received net proceeds before any related income taxes of $239.4 million. The Company continues to evaluate its options for the use of these proceeds.

•
The Company announced that it is proceeding with the development of its slot machine facility, which will include 1,500 slot machines, a poker room and four restaurants, at Pompano Park Harness Track in Florida. As previously announced, the Company anticipates that a recent adverse court decision will not impact the opening of this facility scheduled for early 2007. An appellate court recently ruled that a trial is necessary to determine whether the required number of signatures were received to place the constitutional amendment on the ballot in November 2004, in order to permit slot machines at Pompano Park. An appeal of this decision and a request for rehearing is pending.

•
Accomplished chef Luke Palladino’s signature restaurant, Bragozzo, created exclusively for the Isle of Capri, is scheduled to open in October at the Isle-Biloxi with a second restaurant opening in early 2007 at the Company's Pompano Park property in Florida.

"Our results show a strong performance for the quarter, despite the fact that we have absorbed a significantly higher level of expenses related to increased insurance premiums, stock compensation expenses, corporate office relocation expenses, and lease termination costs. Going forward, we continue to focus on elevating our existing properties and pursuing our new growth opportunities," Tim Hinkley, president and chief operating officer, said.

Operational Review of the Company’s Continuing Operations for the First Quarter of Fiscal 2007 Compared to the First Quarter of Fiscal 2006

Operating results for the first quarter of fiscal 2007 include several significant costs compared to the first quarter of fiscal 2006. These costs include an increase of approximately $4.5 million in property insurance expense over the prior year first quarter which was allocated across all operating properties. This increase is expected to continue through fiscal 2007. The Company also recorded approximately $2.0 million of stock compensation expense in the first quarter of fiscal 2007 related to the adoption of FASB Statement No. 123(revised 2004) “Share-Based Payment” (SFAS 123(R)). This stock compensation expense is also expected to continue. The Company recorded approximately $2.1 million of relocation costs related to moving its corporate headquarters to Saint Louis, Missouri. Further office relocation costs will be recorded in the second fiscal quarter of 2007. The stock compensation expense and office relocation costs are reflected in the Corporate and other expense line item. Additionally, the Company recorded approximately $2.2 million in lease termination costs at the Isle-Our Lucaya in the first quarter of fiscal 2007. This charge relates to the Company’s planned exit of the Isle-Our Lucaya operation by June 2007. No further lease termination costs are expected to be recorded related to Isle-Our Lucaya.

In Mississippi, the Company’s three continuing operations contributed 31.2% of net revenues. Isle-Biloxi’s net revenues were up from the prior year period principally because of the Company’s new and upgraded land-based casino and the continuation of limited competition in the Biloxi market. Adjusted EBITDA1 at the property was also up significantly over the same quarter in fiscal 2006 due to reduced competition in the market. Isle-Natchez experienced increases in both net revenues and Adjusted EBITDA1 primarily resulting from the continuing effects of population shifts into its market area. Isle-Lula’s net revenues increased slightly. Adjusted EBITDA1 at the property increased moderately due to more efficient management of expenses.

In Louisiana, the Isle-Lake Charles contributed 16.3% of net revenues. Isle-Lake Charles experienced an increase in net revenues and Adjusted EBITDA1, compared to the prior year period, primarily due to the closure of a competitor in the market.

In Missouri, the Company’s two properties contributed 14.9% of net revenues. Isle-Kansas City’s net revenues were down due to a decreased gaming patron count attributable to the completion of other expansion projects in the market and increased marketing intensity by competitors. Isle-Boonville’s net revenues and Adjusted EBITDA1 increased due to an increase in marketing efforts and the opening of the new hotel.

In Iowa, the Company’s three casinos contributed 18.4% of net revenues. Combined, the Company's two Quad-City properties and the Isle-Marquette showed a decrease in both net revenues and Adjusted EBITDA1 due to increased competition in the key feeder markets.

In Colorado, the Company’s two Black Hawk casino operations contributed 14.5% of net revenues. The increase in net revenues was due to the completion of our expansion projects. Adjusted EBITDA1 decreased primarily due to increased operating costs associated with the expanded facility and marketing expenses associated with the opening of competitors expansion projects.

New development expenses decreased compared to the first quarter of fiscal 2006 primarily related to costs incurred relating to pursuit of the casino license in Singapore during the first quarter of fiscal 2006, partially offset by increased expenses related to the pursuit of the casino license in Pittsburgh, Pennsylvania in the first quarter of fiscal 2007.

The increase in corporate expenses is primarily related to costs incurred related to the move of the corporate offices to Saint Louis, Missouri and the stock compensation expense related to the adoption of SFAS 123(R) on May 1, 2006 as discussed above.

Operating results from the Colorado Grande-Cripple Creek, Isle-Vicksburg and Isle-Bossier City have been classified as discontinued operations for both periods presented and thus are not included in the Operational Review discussed above.

Isle of Capri Casinos, Inc.
Consolidated Statements of Income*
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	July 30,	July 24,
	2006	2005
Revenues:
Casino	$277,620	$244,285
Hotel, pari-mutuel, food, beverage & other	54,424	48,047
Gross revenues	332,044	292,332
Less promotional allowances	58,076	49,836
Net revenues (2)	273,968	242,496

Operating and other expenses:
Properties	203,278	184,553
New development (3)	5,014	7,276
Corporate and other (4)	10,683	4,915
Preopening (5)	249	33
Depreciation and amortization	23,502	21,600
Total operating and other expenses	242,726	218,377

Operating income	31,242	24,119

Interest expense, net	(19,108)	(16,416)
Minority interest (6)	(1,071)	(2,056)

Income from continuing operations before income taxes	11,063	5,647

Income tax expense (7)	5,748	2,352

Income from continuing operations	5,315	3,295
Income from discontinued operations (including minority
interest), net of income taxes	3,925	689

Net income	$9,240	$3,984

Earnings per common share - basic:
Income from continuing operations	$0.17	$0.11
Income from discontinued operations (including minority
interest), net of income taxes	0.13	0.02
Net income	$0.30	$0.13

Earnings per common share - diluted:
Income from continuing operations	$0.17	$0.11
Income from discontinued operations (including minority
interest), net of income taxes	0.12	0.02
Net income	$0.29	$0.13

Weighted average basic common shares	30,422	29,945
Weighted average diluted common shares	31,404	31,361

Selected Consolidated Balance Sheet Accounts*
(In Thousands)

	July 30, 2006	April 30, 2006

Cash and cash equivalents	$98,156	$121,193
Property and equipment, net	995,393	938,428
Debt	1,266,127	1,221,280
Stockholders' equity	295,166	282,688

* The sale of the Company's Vicksburg, Mississippi and Bossier City, Louisiana properties closed on July 31, 2006 and this transaction will be recorded in the second fiscal quarter of 2007.

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Three Months Ended
	July 30,			July 24,
	2006			2005
	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin%	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin%

MISSISSIPPI
BILOXI	$52,855	$22,562	42.7%	$23,355	$3,847	16.5%
NATCHEZ	11,157	3,275	29.4%	9,038	2,218	24.5%
LULA	21,371	5,730	26.8%	21,287	4,907	23.1%
MISSISSIPPI TOTAL	85,383	31,567	37.0%	53,680	10,972	20.4%

LOUISIANA
LAKE CHARLES	44,667	10,037	22.5%	39,585	7,961	20.1%

MISSOURI
KANSAS CITY	20,710	2,706	13.1%	21,989	3,877	17.6%
BOONVILLE	20,121	5,362	26.6%	18,370	5,345	29.1%
MISSOURI TOTAL	40,831	8,068	19.8%	40,359	9,222	22.8%

IOWA
BETTENDORF	23,378	6,717	28.7%	24,962	8,086	32.4%
DAVENPORT	16,935	5,126	30.3%	17,703	4,852	27.4%
MARQUETTE	10,201	2,323	22.8%	11,480	3,560	31.0%
IOWA TOTAL	50,514	14,166	28.0%	54,145	16,498	30.5%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (8)	39,615	11,156	28.2%	39,356	12,350	31.4%

INTERNATIONAL
BLUE CHIP (10)	2,179	(209)	(9.6%)	2,115	(236)	(11.2%)
OUR LUCAYA	4,930	(2,845)	(57.7%)	6,955	1,312	18.9%
INTERNATIONAL TOTAL	7,109	(3,054)	(43.0%)	9,070	1,076	11.9%

CORPORATE & OTHER (9)	5,849	(14,997)	N/M	6,299	(12,327)	N/M

TOTAL	$273,968	$56,943	20.8%	$242,494	$45,752	18.9%

Note: Excludes properties classified as discontinued operations

	Isle of Capri Casinos, Inc.
	Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
	(Unaudited) (In thousands)
	Three Months Ended July 30, 2006

	Operating Income (Loss)	Depreciation & Amortization	Preopening (5)	Stock Compensation Expense (4)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$18,299	$4,263	$-	$-	$22,562	34.6%
NATCHEZ	2,350	925	-	-	3,275	21.1%
LULA	3,253	2,477	-	-	5,730	15.2%
MISSISSIPPI TOTAL	23,902	7,665	-	-	31,567	28.0%

LOUISIANA
LAKE CHARLES	6,081	3,956	-	-	10,037	13.6%

MISSOURI
KANSAS CITY	968	1,738	-	-	2,706	4.7%
BOONVILLE	4,083	1,279	-	-	5,362	20.3%
MISSOURI TOTAL	5,051	3,017	-	-	8,068	12.4%

IOWA
BETTENDORF	4,918	1,799	-	-	6,717	21.0%
DAVENPORT	3,595	1,531	-	-	5,126	21.2%
MARQUETTE	1,511	812	-	-	2,323	14.8%
IOWA TOTAL	10,024	4,142	-	-	14,166	19.8%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (8)	7,236	3,920	-	-	11,156	18.3%

INTERNATIONAL
BLUE CHIP (10)	(318)	109	-	-	(209)	(14.6%)
OUR LUCAYA	(2,924)	79	-	-	(2,845)	(59.3%)
INTERNATIONAL TOTAL	(3,242)	188	-	-	(3,054)	(45.6%)

CORPORATE & OTHER (9)	(17,810)	614	249	1,950	(14,997)	N/M

TOTAL	$31,242	$23,502	$249	$1,950	$56,943	11.4%

Note: Excludes properties classified as discontinued operations

	Isle of Capri Casinos, Inc.
	Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
	(Unaudited) (In thousands)
	Three Months Ended July 24, 2005

	Operating Income (Loss)	Depreciation & Amortization	Preopening (5)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$694	$3,153	$-	$3,847	3.0%
NATCHEZ	1,108	1,110	-	2,218	12.3%
LULA	2,700	2,207	-	4,907	12.7%
MISSISSIPPI TOTAL	4,502	6,470	-	10,972	8.4%

LOUISIANA
LAKE CHARLES	4,245	3,716	-	7,961	10.7%

MISSOURI
KANSAS CITY	2,059	1,818	-	3,877	9.4%
BOONVILLE	4,196	1,149	-	5,345	22.8%
MISSOURI TOTAL	6,255	2,967	-	9,222	15.5%

IOWA
BETTENDORF	6,343	1,743	-	8,086	25.4%
DAVENPORT	3,020	1,832	-	4,852	17.1%
MARQUETTE	2,831	729	-	3,560	24.7%
IOWA TOTAL	12,194	4,304	-	16,498	22.5%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (8)	9,294	3,056	-	12,350	23.6%

INTERNATIONAL
BLUE CHIP (10)	(343)	107	-	(236)	(16.2%)
OUR LUCAYA	863	449	-	1,312	12.4%
INTERNATIONAL TOTAL	520	556	-	1,076	5.7%

CORPORATE & OTHER (9)	(12,891)	531	33	(12,327)	N/M

TOTAL	$24,119	$21,600	$33	$45,752	9.9%

Note: Excludes properties classified as discontinued operations

1.
EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding depreciation and amortization, preopening expense, management fees, other charges and non-cash items to Operating Income (Loss). Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP). The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Fiscal 2007 and 2006 results have been reclassified to reflect the Colorado Grande-Cripple Creek, Isle-Bossier City and Isle-Vicksburg as discontinued operations. Reconciliations of operating income to Adjusted EBITDA and operating income as a percentage of net revenues are included in the financial schedules accompanying this release. A reconciliation of Adjusted EBITDA with the Company’s net income is shown below.

	Three Months Ended
	July 30,	July 24,
	2006	2005
	(In thousands)

Adjusted EBITDA	$56,943	$45,752
(Add)/deduct:
Depreciation and amortization	23,502	21,600
Stock compensation expense (4)	1,950	-
Preopening (5)	249	33
Valuation Charge (5)	-	-
Other Charges	-	-
Hurricane related charges, net (6)	-	-
Interest expense, net	19,108	16,416
Gain on early extinguishment of debt	-	-
Minority interest (6)	1,071	2,056
Income tax expense (7)	5,748	2,352
Loss (income) from discontinued operations,
net of income taxes	(3,925)	(689)
Net income	$9,240	$3,984

2.
Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions. Fiscal 2007 and 2006 results have been reclassified to reflect the Colorado Grande-Cripple Creek, the Isle-Bossier City and the Isle-Vicksburg as discontinued operations.

3.
New development expenses include incremental costs incurred pursuing new opportunities within the industry. Such costs include legal and other professional fees, application fees and personnel and travel costs. These expenses are detailed in the table below.

	Three Months Ended
	July 30,	July 24,
	2006	2005

Domestic[a]	$3,754	$1,189
International[b]	1,260	6,087
	$5,014	$7,276

[a] Relates primarily to the Company's development efforts in Pittsburgh, Pennsylvania
[b] Includes development expenses related to construction at Coventry and various other projects in the UK and the Company's development agreement with Eighth Wonder related to Singapore

4.
Included in Corporate and other expenses for the three months ended July 30, 2006 was $2.0 million of compensation cost related to non-qualified stock options recognized related to the adoption of SFAS 128(R) on May 1, 2006.

5.
Preopening expenses for the fiscal quarter ended July 30, 2006 are related to construction of the hotel and casino in Waterloo, Iowa and development at Pompano Park, Florida and Coventry, England. Preopening expenses for the fiscal quarter ended July 24, 2005 relate to the construction of the hotel and casino in Waterloo, Iowa and development at Pompano Park.

6.	Minority interest represents unrelated third parties’ portions of the Isle-Black Hawk’s income before income taxes and Colorado Central Station-Black Hawk’s net income.

7.
The Company’s effective tax rate from continuing operations for the quarter ended July 30, 2006 was 52.0% compared to 41.7% for the quarter ended July 24, 2005, which, in each case, includes an unrelated party’s portion of the Colorado Central Station-Black Hawk’s income taxes. The Company’s effective tax rate from combining continuing and discontinued operations for the quarter ended July 30, 2006 was 48.3% compared to 42.6% for the quarter ended July 24, 2005. For each comparison, the increase in effective rate over the comparable prior fiscal period is attributable to the effect of certain expenses related to the adoption of SFAS 123(R), and other permanent items on full-year projected pre-tax income.

8.
As management fees are eliminated in consolidation, Adjusted EBITDA[1] for the Black Hawk/Colorado Central Station properties does not include management fees. Fiscal 2006 results have been reclassified to reflect the Colorado Grande-Cripple Creek as a discontinued operation. The following table shows management fees and Adjusted EBITDA[1] inclusive of management fees for the three months ended July 30, 2006 and July 24, 2005:

	Three Months Ended
	July 30, 2006	July 24, 2005
	(In thousands)
Management Fees
Black Hawk/Colorado
Central Station	$1,745	$1,839

Adjusted EBITDA with Management Fees
Black Hawk/Colorado
Central Station	$9,411	$10,511

9.
For the three months ended July 30, 2006 Corporate and other includes net revenues of $5.8 million and Adjusted EBITDA[1] of ($1.3) million related to operations at the Pompano Park property. For the three months ended July 24, 2005, corporate and other includes net revenues of $6.2 million and Adjusted EBITDA[1] of ($0.3) million related to operations at the Pompano Park property.

10.
Isle of Capri Casinos, Inc. acquired a two-thirds interest in Blue Chip Casinos, PLC on November 28, 2003. Blue Chip Casinos, PLC owns and operates pub-style casinos in Dudley, Wolverhampton and Walsall, England.

Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 13 casinos in 11 locations. The company owns and operates riverboat and dockside casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The company also owns a 57 percent interest in and operates land-based casinos in Black Hawk (two casinos), Colorado. Isle of Capri's international gaming interests include a casino that it operates in Freeport, Grand Bahama and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England. The company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

CONTACTS:

Isle of Capri Casinos, Inc.,
Allan B. Solomon, Executive Vice President-561.995.6660
Donn Mitchell, Chief Financial Officer-314.813.9319
Jill Haynes, Director of Corporate Communication-314.813.9368

NOTE: Other Isle of Capri Casinos, Inc. press releases and a corporate profile are available at http://www.prnewswire.com. Isle of Capri Casinos, Inc.'s home page is http://www.islecorp.com.

This press release contains forward-looking statements which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or variations thereon or similar terminology. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects is included in the filings of the Company with the Securities and Exchange Commission including, but not limited to, its 10-K for the fiscal year ended April 30, 2006.